PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS

 (Unaudited - Prepared by Management)

(Expressed in U.S. Dollars)

February 28, 2017

FORTEM RESOURCES INC.
PRO-FORMA CONSOLIDATED STATEMENT OF FINANCIAL POSITION
(Unaudited – Prepared by Management)
(Expressed in U.S. Dollars)
AS AT FEBRUARY 28, 2017
	Fortem February 28, 2017		Colony Energy April 6, 2017	Note			Pro-forma Adjustments		Pro-forma Consolidated February 28, 2017
	$			$			$		$
Assets

Current
Cash		459,481	-		3(b	)		(30,000)		429,481
Receivables		27,103	-					-		27,103
Prepaid expenses		24,099	-					-		24,099
		510,683	-					(30,000)		480,683

Deposit		33,082	-					-		33,082
Due from related party		-	-		3(b	)		30,000		-
					3(c	)		(30,000)
Equipment		54,956	-					-		54,956
Oil and gas properties, full cost method		641,494	108,000		2			42,761,855		59,294,286
					2			15,782,937

		1,240,215	108,000					58,514,792		59,863,007

Liabilities

Current
Accounts payable and accrued liabilities		282,784	13,411		2			12,386		308,581
Loan payable		54,722	-					-		54,722
Advance payable		-	34,058		3(b	)		(30,000)		4,058
Due to related parties		48,831	60,000		3(b	)		30,000		108,831
					3(c	)		(30,000)
Note payable		18,825	-					-		18,825
Derivative liabilities		2,590,477	-					-		2,590,477
		2,995,639	107,469					(17,614)		3,085,494

Asset retirement obligation		24,546	-					-		24,546
Deferred tax liabilities		-	-		2			15,782,937		15,782,937
		3,020,185	107,469					15,765,324		18,892,977

Shareholders' equity
Capital stock		29,428	-		2			21,000		50,428
Members' capital		-	18,000		2			(18,000)		-
Additional paid in capital		5,028,885	-		2			36,729,000		41,757,885
Obligation to issue shares		-	-		2			6,000,000		6,000,000
Share subscriptions receivable		(110,000)	-					-		(110,000)
Accumulated other comprehensive loss		(383,257)	-					-		(383,257)
Accumulated deficit		(6,345,026)	(17,469)		2			17,469		(6,345,026)
		(1,779,970)	531					42,745,411		40,970,030

		1,240,215	108,000					58,514,792		59,863,007

The accompanying notes are integral part of these pro-forma consolidated financial statements.

FORTEM RESOURCES INC.
PRO-FORMA CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS
(Unaudited – Prepared by Management)
(Expressed in U.S. Dollars)
PERIOD ENDED FEBRUARY 28, 2017
	Fortem Resources For the year ended February 28, 2017		Colony Energy For the period ended April 6, 2017	Note	Pro-forma Adjustments		Pro-forma Consolidated
	$			$	$		$

Expenses
Consulting fees		70,592	-			-		70,592
Depreciation		3,409	-			-		3,409
Management fees		233,786	-			-		233,786
Office		51,373	-			-		51,373
Professional fees		132,233	17,469			-		149,702
		(491,393)	(17,469)			-		(508,862)

Interest income		251	-			-		251
Accretion expense		(202,263)	-			-		(202,263)
Gain on settlement of debt		79,239	-			-		79,239
Loss on settlement of convertible debt		(1,309,022)	-			-		(1,309,022)
Interest expense		(16,871)	-			-		(16,871)
Financing fee		(73,621)	-			-		(73,621)
Foreign exchange gain		271,294	-			-		271,294
Gain on write-off of accounts payable		215,348	-			-		215,348
Change in fair value of derivative liability		(1,197,268)	-			-		(1,197,268)
		(2,232,913)	-			-		(2,232,913)

Net loss for the year		(2,724,306)	(17,469)			-		(2,741,775)

Foreign currency translation		(249,977)	-			-		(249,977)

Comprehensive loss for the year		(2,974,283)	(17,469)			-		(2,991,752)

The accompanying notes are integral part of these pro-forma consolidated financial statements.

FORTEM RESOURCES INC.
NOTES TO PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited – Prepared by Management)
(Expressed in U.S. Dollars)
FEBRUARY 28, 2017

1.	BASIS OF PRESENTATION

The accompanying unaudited pro-forma consolidated financial statements of Fortem Resources Inc. ("Fortem" or the “Company”) have been prepared by management in accordance with United States Generally Accepted Accounting Principles (“US GAAP”) from information derived from the financial statements of Fortem and the financial statements of Colony Energy, LLC (“Colony”) together with other information available to the Company. In the opinion of the Company's management, the pro-forma consolidated financial statements include all adjustments necessary for the fair presentation of the transactions as described below.

The unaudited pro-forma consolidated financial statements are not necessarily indicative of the financial position or results of operations which would have resulted if the combination had actually occurred as set out in Note 2.

The unaudited pro-forma consolidated financial statements should be read in conjunction with the February 28, 2017 audited financial statements of Fortem and the April 6, 2017 audited financial statements of Colony.

2.	PRELIMINARY PURCHASE PRICE ALLOCATION

In April 2017, the Company entered into and closed two Membership Interest Purchase Agreements with three arm’s length vendors to acquire all membership interests of Colony. Colony holds a 100% interest in and to certain petroleum, natural gas and general rights, including Alberta Crown Petroleum and Oil Leases, in 20 contiguous sections totaling 12,960 acres located in the Godin area of Northern Alberta (“Godin Property”).

In consideration for the acquisition of Colony, the Company issued an aggregate of 21,000,000 shares of its common stock to the three vendors on the closing date (issued at a fair value of $36,750,000) and agreed to issue an additional 3,000,000 shares (valued at a deemed price of $6,000,000), with 1,000,000 shares to be issued to one of the vendors on the first, second and third anniversaries of the closing date.

The assets and liabilities of Colony assumed on the acquisition are as follows:
$
Oil and gas properties	108,000
Accounts payable and accrued liabilities	(13,411)
Advance payable	(34,058)
Due to related parties	(60,000)

Net assets	531

The total consideration for the acquisition is as follows:
$
Value of shares issued	36,750,000
Obligation to issue shares	6,000,000
Transaction costs	12,386
42,762,386
Less: net assets	(531)

Excess consideration paid over the net assets of Colony	42,761,855

The excess of the consideration over the net assets of Colony has been added to the oil and gas property to reflect the fair value of the Godin Property.

As a result of the acquisition, the Company recorded a deferred tax liability of $15,782,937.

FORTEM RESOURCES INC.
NOTES TO PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited – Prepared by Management)
(Expressed in U.S. Dollars)
FEBRUARY 28, 2017

3.	PRO-FORMA TRANSACTIONS

The pro-forma consolidated financial statements have been prepared based on the following assumptions:

a)
The unaudited pro-forma consolidated statement of financial position gives effect to the acquisition as if it had occurred on February 28, 2017.  The unaudited pro-forma consolidated statement of comprehensive loss gives effect to the acquisitions as if it occurred on the first day of the period presented.

b)	Fortem advanced $30,000 as a loan to Colony and repaid the advance payable of $30,000 on behalf of Colony.

c)	The intercompany loan mentioned in 3(b) above has been eliminated.